EMPLOYEE AGREEMENT

         This Employee Agreement (the "Agreement") is entered into this _11th_ day of April, 2001 by and between Cormax Business Solutions Inc, a Utah Corporation (the "Company") and Rick Shykora (the "Employee").

     WHEREAS, the Employee is engaged in providing Research Analysis and Regulatory Compliance services;
     WHEREAS, the Company desires to engage Employee to provide Research Analysis and Regulatory Compliance services; and
     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

1. The Company hereby engages the Employee and the Employee hereby accepts this engagement on a non-exclusive basis from the date hereof up to and including one year pursuant to the terms and conditions of this Employee Agreement.
2. Employee shall use its best efforts to assist the Company in maintaining Regulatory Compliance with the United States Securities and Exchange
     Commission. Employee shall research and prepare Securities Exchange compliance forms and documents to be approved by the Company's legal council. Employee is engaged for this purpose to reduce overhead costs of retaining legal council on a full time basis for preparation of regulatory and compliance documents.
3. In order to assist with his duties, the Company will provide Employee with such information, as may be required by Employee.
4. In consideration for services previously provided, Employee shall receive a fee equal to 130,000 shares of the company's common stock.
5. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, Canada Post, registered or certified, and with proper postage and registration or certification fees prepaid,

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     addressed at their  principal place of business or to such other address as may be designated by either party in writing.
6. This Agreement shall be governed by and interpreted exclusively pursuant to the laws of the Province of Alberta. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees and those that may be incurred on appeal.
7. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

EMPLOYEE:                                      COMPANY:

/s/ Rick Shykora                               Cormax Business Solutions Inc.
------------------------                       By: /s/ Todd Violette
Rick Shykora                                       -----------------------------
                                                   Todd Violette, President